LAW OFFICES
                               MILES & STOCKBRIDGE
                                 10 LIGHT STREET
                            BALTIMORE, MARYLAND 21202

                             TELEPHONE 410-727-6464
                                FAX 410-385-3700

                                June 17, 1996

Mutual Series Fund Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Ladies and Gentlemaen:

     As a special Maryland counsel to Mutual Series Fund Inc., a Maryland corporation (the "corporation"), in connection with the registration under the Securities Act of 1933, as amended, of 400,000,000 shares of Mutual European Fund Stock of the Corporation (the "Shares"), we have examined the Charter of the Corporation on file with the Maryland State Department of Assessments and Taxation (the "SDAT"). We have additionally examined the Certificate of Corporate Secretary dated June 17, 1996, including all exhibits attached thereto (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

     Based on our examination, we advise you that in our opinion the Shares to be issued by the Corporation have been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission (the "Commission"), will be legally issued, full paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Shares" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulation of the Commission thereunder.



                                                  Very truly yours,

                                                  Miles & Stockbridge,
                                                  a Professional Corporation

                                             By: /s/Glen C. Campbell
                                                 -------------------
                                                 Glen C. Campbell
                                                 Principal